Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-229895) of Astrana Health, Inc. (formerly known as Apollo Medical Holdings, Inc.),
(2)
Registration Statement (Form S-3 No. 333-228432) of Astrana Health, Inc.,
(3)
Registration Statement (Form S-8 No. 333-153138) pertaining to the 2008 Professional/Consultant Stock Compensation Plan of Astrana Health, Inc.,
(4)
Registration Statement (Form S-8 No. 333-217719) pertaining to the 2010 Equity Incentive Plan and 2015 Equity Incentive Plan of Astrana Health, Inc.,
(5)
Registration Statement (Form S-8 No. 333-221900) pertaining to the 2013 Equity Incentive Plan of Astrana Health, Inc.,
(6)
Registration Statement (Form S-8 No. 333-221915) pertaining to Written Compensation Contracts Between the Registrant and Certain Directors, Employees and Consultants of Astrana Health, Inc.,
(7)
Registration Statement (Form S-3 No. 333-274013) of Astrana Health, Inc.,
(8)
Registration Statement (Form S-3 No. 333-274021) pertaining to the Employee Stock Purchase Plan of Astrana Health, Inc.,
(9)
Registration Statement (Form S-8 No. 333-275289) pertaining to the 2015 Equity Incentive Plan (as amended) of Astrana Health, Inc.,
(10)
Registration Statement (Form S-8 No. 333-275642) pertaining to the Employment Inducement Award Plan of Astrana Health Inc.,
(11)
Registration Statement (Form S-8 No. 333-280143) pertaining to the 2024 Equity Incentive Plan of Astrana Health Inc., and
(12)
Registration Statement (Form S-8 No. 333-288054) pertaining to the 2024 Equity Incentive Plan of Astrana Health Inc.

of our reports dated March 12, 2026, with respect to the consolidated financial statements of Astrana Health, Inc. and the effectiveness of internal control over financial reporting of Astrana Health, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Los Angeles, California

March 12, 2026